Exhibit 10.33

AGREEMENT OF SALE

between

BRANDYWINE ACQUISITION PARTNERS LP,

as Seller

and

AREP SOUTH LAKE AT DULLES CORNER LLC,

as Purchaser

Dated: as of November 23, 2011

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”) is made as of November 23, 2011 (the “Effective Date”) between BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership, having its principal office at 555 East Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Seller”), and AREP SOUTH LAKE AT DULLES CORNER LLC, a Delaware limited liability company, having its principal office at 2350 Corporate Park Drive, Suite 110, Herndon, VA 20171 (“Purchaser”).

RECITALS

A.        Seller is the owner of the land described on Exhibit A attached hereto (the “Land”) together with the building and improvements thereon commonly known as 13820 Sunrise Valley Drive, Herndon, Virginia (the “Building”); and

B.        Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Property (hereinafter defined), upon the terms and conditions set forth herein.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with the preceding recitals incorporated by reference, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.        PROPERTY BEING SOLD. Seller shall sell, transfer and convey to Purchaser at the Closing (as hereinafter defined):

  1.1        Real Property.  (i)  Fee simple title to the Land, (ii) fee simple title to the Building and (iii) all of the easements, licenses, rights of way, privileges, hereditaments, appurtenances, and rights to any land lying in the beds of any street, road or avenue, open or proposed, adjoining thereto, and inuring to the benefit of said property referred to in (i) above (hereinafter collectively referred to as the “Premises”).

  1.2        Personal Property. All equipment, fixtures, machinery and personalty of every description attached to or specifically used in connection with the Premises (and not owned by tenants under leases of the Premises), including without limitation, all contract rights, guaranties and warranties of any nature, all architects’, engineers’, surveyors’ and other real estate professionals’ plans, specifications, certifications, contracts, reports, data or other technical descriptions, reports or audits all without warranty as to completeness or accuracy (“Contract Documents”), all governmental permits, licenses, certificates and approvals in connection with the ownership of the Premises (“Licenses”), all escrow accounts, deposits, instruments, documents of title, general intangibles, and all of Seller’s rights, claims, and causes of action if any, to the extent they are assignable, under any warranties and/or guarantees of manufacturers, contractors or installers, all rights against tenants and others relating to the Premises or the operation or maintenance thereof, including to the extent applicable, any warranties from any previous owners of the Premises (collectively, the “Personal Property”).

   1.3        Leases.  All leases, licenses and other occupancy agreements for any part of the Premises to which Seller is a party (which shall not include any subleases) (together with all amendments thereto, the “Leases”) and unapplied security deposits (the “Security Deposits”).

       The Premises, the Personal Property, the Leases and the Security Deposits are sometimes hereinafter collectively referred to as “Property.”

2.        PURCHASE PRICE AND MANNER OF PAYMENT.

   2.1        Purchase Price.  The purchase price (the “Purchase Price”) for the Property shall be Ninety-One Million One Hundred Thousand and No/100 Dollars ($91,100,000.00).

   2.2        Manner of Payment.  Purchaser shall pay the Purchase Price as follows:

  2.2.1    Deposit.  Within two (2) business days following the Effective Date, Purchaser shall wire transfer One Million and No/100 Dollars ($1,000,000.00) (the “Initial Deposit”) to Chicago Title Insurance Company (“Escrow Agent”). If Purchaser does not elect to terminate this Agreement pursuant to Section 7 prior to the Inspection Period Expiration Date (hereinafter defined), then one (1) business day after the Inspection Period Expiration Date, Purchaser shall wire transfer an additional Two Million and No/100 Dollars ($2,000,000.00) (the “Additional Deposit,” together with the Initial Deposit, the Second Additional Deposit (as defined in Section 12.1) (if any) and the together with any interest on the Initial Deposit, the Additional Deposit and/or the Second Additional Deposit (if any), the “Deposit”) to Escrow Agent. The Deposit shall be held by Escrow Agent in a federally-insured, segregated money market account at an institution mutually acceptable to Seller and Purchaser until termination or consummation of this Agreement. Interest on the Deposit shall be credited to Purchaser at Closing, or paid to the party otherwise entitled to the Deposit in the event of the termination of this Agreement prior to Closing. If Purchaser does not elect to terminate this Agreement pursuant to Section 7 prior to the Inspection Period Expiration Date and Purchaser causes the Additional Deposit to be wire transferred to Escrow Agent on a timely basis, the Deposit shall automatically become non-refundable except as expressly set forth in this Agreement to the contrary.

  2.2.2    Cash Balance.  Purchaser shall pay the balance of the Purchase Price at the Closing, by wire transfer, subject to adjustment as herein provided.

3.        COVENANTS.  Seller covenants that at all times prior to the Closing (except as expressly provided herein to the contrary):

  3.1        Maintenance.  Seller shall maintain the Property in good condition and repair, reasonable wear and tear excepted, operate the Property using substantially the same management practices and leasing standards as Seller currently uses, and pay in the normal course of business prior to Closing, all sums due for work, materials or service furnished or otherwise incurred by Seller in the ownership and operation of the Property prior to Closing;

3.2      Alterations.  Seller shall not make or permit to be made any alterations, improvements or additions to the Property without the prior written consent of Purchaser, except those made by Seller if required by applicable law or ordinance, or as required under any existing Lease or any new lease approved by Purchaser in accordance with Section 3.3 herein;

3.3      Lease.  Following the Effective Date, except as expressly contemplated under any existing Leases, Seller shall not enter into any new lease or occupancy agreement or amend any of the existing Leases without Purchaser’s consent, such consent to be given or denied in writing within five (5) business days of receipt of a leasing proposal and such consent not to be unreasonably withheld during the Inspection Period but may be withheld in Purchaser’s sole and absolute discretion after the expiration of the Inspection Period;

3.4      Security Deposits.  Seller shall not apply any tenant’s Security Deposit to the discharge of such tenant’s obligations, without Purchaser’s consent, which shall not be unreasonably withheld;

3.5      Bill Tenants.    Seller shall timely bill all tenants for all rent billable under Leases, and use commercially reasonable efforts to collect any rent in arrears;

3.6      Notice to Purchaser.  Seller shall notify Purchaser promptly of the occurrence of any of the following: (i) a fire or other casualty causing damage to the Property, or any portion thereof; (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof; (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Property, or any portion thereof, or setting forth any requirements with respect thereto; (iv) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant; (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Property, or any portion thereof; (vi) a change in the occupancy of the leased portions of the Property; (vii) notice of any actual or threatened litigation against Seller or affecting or relating to the Property, or any portion thereof; or (viii) the commencement of any strike, lock-out, boycott or other labor trouble affecting the Property, or any portion thereof.

4.      NO NEW AGREEMENTS; AMENDMENT; WAIVER.  Except for agreements which can be terminated on not more than thirty (30) days notice, Seller shall not enter into any other agreements which affect the Property or the transactions contemplated by this Agreement, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld during the Inspection Period but may be withheld in Purchaser’s sole and absolute discretion after the expiration of the Inspection Period).

5.      REPRESENTATIONS AND WARRANTIES.  Seller represents and warrants to Purchaser as follows, which representations and warranties shall also be true and correct in all material respects at Closing:

5.1      Seller’s Authority For Binding Agreement.  Seller is a duly authorized and validly existing limited partnership formed under the laws of Delaware, qualified to do business in the Commonwealth of Virginia and in good standing with the Commonwealth of Virginia. Seller has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under this Agreement. Each of the persons or entities executing this Agreement on behalf of Seller is authorized to do so. This Agreement is the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement and compliance with its terms will not conflict with or result in the breach of any law, judgment, order, writ, injunction, decree, rule or regulation, or conflict with or result in the breach of any other agreement, document or instrument to which Seller is a party or by which it or the Property is bound or affected.

5.2      Employment on “At-Will” Basis.  All persons and entities presently employed in connection with the operation and maintenance of the Premises are employed on an “at will” basis; are dischargeable upon thirty (30) days notice, and, unless otherwise directed by Purchaser, shall be terminated by Seller as of Closing. There are no labor disputes pending, nor to the best of Seller’s knowledge, contemplated pertaining to the operation or maintenance of the Premises, or any part thereof. Seller has no employment agreements, either written or oral, with any person which would require Purchaser to employ any person after the Effective Date.

5.3      Service Contracts.  Exhibit C attached hereto is a list of all existing service, equipment, supply and maintenance contracts with respect to or affecting the Property (the “Service Contracts”). No written notice of default or breach by Seller in the terms of any of such Service Contracts has been received by Seller which has not been cured. Seller has performed, and at Closing shall have performed, all material obligations which it has under said Service Contracts.

5.4      Condemnation.  There is no condemnation or eminent domain proceeding pending with regard to any part of the Property, and to the best of Seller’s knowledge, no such proceedings are proposed.

5.5      No Lawsuits.    There are no claims, lawsuits or proceedings pending, or to the best of the Seller’s knowledge, threatened against or relating to the Property or which could affect the Property, in any court or before any governmental agency, except for actions for possession, damages and or rent, if any, against defaulted tenants as disclosed in Exhibit D.

5.6      No Tax Assessments.    There are no public improvements in the nature of off-site improvements, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed, and, to Seller’s knowledge, there are no special or general assessments currently affecting or pending against the Property, except as set forth in the Title Binder.

5.7      Leases.  Other than as set forth on Exhibit E, which sets forth a true, complete and correct rent roll for the Property and/or on Exhibit J which includes a list of all Leases for any space at the Property, there are no oral or written leases or rights of occupancy or grants or claims of right, title or interest in any portion of the Premises that are binding on Seller.

5.8      Compliance with Law.

  5.8.1    Seller has no knowledge, and has not received any written notice alleging, that the Property is in violation of applicable laws, ordinances, orders, rules or regulations which violations have not been cured.

  5.8.2    Except as set forth in the environmental report(s) set forth on Exhibit I (collectively, the “Report”) which have been delivered to Purchaser, to Seller’s knowledge based solely on the Report and any written notices received thereafter, there are no Hazardous Substances (defined below) and no Hazardous Wastes (defined below) present on the Property including, without limitation, asbestos, flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated biphenyls (“PCBs”), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, sludge, hazardous or waste materials. Seller has not been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants at the Property, and no lien or superlien has been recorded, filed or otherwise asserted against any real or personal property of Seller for any clean-up costs or other responses costs incurred in connection with any environmental contamination that is attributable, in whole or in part, to Seller. For purposes of this Agreement, “Hazardous Substances” means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws; and “Hazardous Wastes” means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws. To Seller’s actual knowledge (other than as referenced in the Report), there are no underground storage tanks on the Property and no underground storage tank has been removed from the Property by Seller or to Seller’s actual knowledge, Seller’s predecessor in title.

5.9      FIRPTA.  Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the “Code”).

Any and all uses of the phrase, “to Seller’s knowledge,” “to Seller’s actual knowledge” or other references to Seller’s knowledge in this Agreement (or in any other document delivered by Seller pursuant to the terms of this Agreement), shall mean the actual knowledge of Robert O’Brien, who is the Property Manager for the Building, Michael J. Cooper, who is Senior Vice President and

Managing Director of Brandywine Realty Trust and Glen M. Holsinger, who is Vice President of Asset Management of Brandywine Realty Trust (individually, a “Seller Knowledge Individual,” and together, the “Seller Knowledge Individuals”) and includes those facts of which either such person is actually aware. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of any other individual or entity, shall be imputed to any Seller Knowledge Individual. Purchaser agrees that no Seller Knowledge Individual shall have any personal liability under this Agreement.

Except as expressly set forth in this Agreement, Seller has not made and does not hereby make any representations, warranties or other statements as to the condition of the Property and Purchaser acknowledges that at Closing it is purchasing the Property on an “AS IS, WHERE IS” basis and without relying on any representations and warranties of any kind whatsoever, express or implied, from Seller, its agents or brokers as to any matters concerning the Property. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the schedules and exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or schedules or the exhibits annexed hereto. Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto and, with respect to the condition of the Property, to rely solely upon the results of Purchaser’s own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser.

The representations and warranties of Seller set forth in this Agreement are subject to the limitations set forth in this paragraph. If, prior to the Closing, Purchaser shall obtain knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty on the part of Seller, then, promptly thereafter (and, in all events, prior to the Closing), Purchaser shall deliver to Seller notice of such information specifying the representation or warranty to which such information relates, and Purchaser further acknowledges that such representation or warranty will not be deemed breached if Purchaser shall have, prior to the Closing, obtained knowledge of any information that is contradictory to such representation or warranty and shall have failed to disclose to Seller as required hereby and Purchaser shall not be entitled to bring any action after the Closing based on such representation or warranty. Without limiting the generality of the foregoing, Purchaser shall be deemed to know that any Seller representation or warranty contained herein is untrue, inaccurate or breached to the extent that (1) Purchaser has actual knowledge of any fact or information which is inconsistent with such representation or warranty or (2) any Diligence Reports contain provisions inconsistent with any of such representations and warranties. “Diligence Reports” mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by or on behalf of Purchaser in connection with the Property, together with the documents and other materials delivered by Seller to Purchaser including, without limitation, the Diligence Materials. A representation or warranty shall not be deemed to have been breached if the representation or warranty is not true and correct in all material respects as of the Closing by reason of changed facts or circumstances which (i) pursuant to the terms of this Agreement are permitted to have occurred or (ii) are not within the reasonable control of Seller; provided, however that if a material change in (ii) occurs, Purchaser shall have the right to terminate this Agreement and be entitled to a return of the Deposit, and the parties shall have no further rights and obligations hereunder, except as expressly set forth herein.

6.        POSSESSION.  Possession of the Premises is to be given to Purchaser, subject to the right of tenants under the Leases at the Closing, by delivery of the Deed, and all keys, combinations and security codes at Closing. At such time, all Security Deposits shall be conveyed to Purchaser and remain in place to secure the tenants’ obligations under the Leases to which they apply.

7.        PURCHASER’S REVIEW AND APPROVAL OF TITLE AND SURVEY.

  7.1       Title Binder.  Attached as Exhibit B to this Agreement is a copy of Seller’s title insurance policy. Within ten (10) days after the Effective Date, Purchaser shall secure a current title commitment (the “Title Binder”) from Chicago Title Insurance Company (the “Title Company”) and provide Seller with a copy of the Title Binder.

  7.1.1    If Purchaser’s Title Binder identifies any title exceptions or defects in title which are not acceptable to Purchaser (“Title Objections”), Purchaser shall notify Seller in writing of such Title Objections at least seven (7) days prior to expiration of the Inspection Period Expiration Date and Seller shall notify Purchaser within two (2) business days after receipt of Purchaser’s notice whether Seller will correct such defects prior to Closing (“Seller’s Notice”). If Seller cures such objections within the foregoing two (2) business day period, or, if Seller elects to cure such objections but they are not cured within such two (2) business day period, and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond forty-five (45) days), then this Agreement shall continue in force and effect, and the Closing Date shall be adjusted accordingly. If Seller does not so notify Purchaser within the time specified, Seller shall be deemed to have delivered to Purchaser, on the second (2nd) business day after receiving the Title Objections, Seller’s Notice stating that Seller is unwilling to cure the Title Objections. To the extent that Purchaser fails to provide written notice of a Title Objection, Purchaser shall be deemed to have waived such Title Objection and such Title Objection shall constitute a Permitted Exception. If Seller cannot correct such defects by Closing or chooses not to correct such defects, then Purchaser may accept title as is without abatement or reduction of Purchase Price or Purchaser may terminate this Agreement by written notice to Seller delivered within two (2) business days after actual or deemed receipt of Seller’s Notice and receive a full refund of the Deposit. Purchaser may object to the status of title at Closing and refuse to close this transaction if an updated title search done prior to Closing reveals: (i) that Seller has failed to remove or cure any exception to title that Seller agreed to remove or cure pursuant to this Section 7.1.1; or (ii) any material matters other than Permitted Exceptions are placed on the record by Seller prior to Closing, whereupon Purchaser may exercise any and all rights and remedies it may have available to it pursuant to this Agreement or at law, in equity or otherwise. “Permitted Exceptions” means all title and survey matters with respect to the Premises other than Monetary Liens and any title and/or survey matters that Seller agrees to cure as aforesaid. Notwithstanding anything set forth in this Agreement to the contrary, whether or not Purchaser objects to the same, Seller shall have an obligation to pay (at or prior to Closing) any amount due in order to satisfy and remove from record title any mortgages, deeds of trust and liens or encumbrances granted by Seller that secure the payment of money and/or mechanic or materialmen liens arising in connection with work performed by Seller at the Property (the “Monetary Liens”), and Seller hereby irrevocably authorizes Escrow Agent to deduct from the Purchase Price at Closing the amount necessary to pay off or discharge all such Monetary Liens. In no event shall Seller have any obligation to satisfy, release and/or remove from record title any mechanic and/or materialmen lien claims arising in connection with any goods or services alleged to have been provided to a Premises tenant where such claim arises in connection with goods or services ordered or contracted for directly by such tenant.

7.2      Survey.  Seller has delivered to Purchaser a survey(s) of the Property, and, Purchaser, may order an updated ALTA survey (the “Survey”), prepared by a duly licensed land surveyor acceptable to Purchaser. To the extent the Survey creates any additional Title Objections pursuant to Section 7.1, such Title Objections shall be resolved in accordance with the provisions (including the timing) set forth in Section 7.1.

7.3      Physical and Financial Inspection.  For a period (the “Inspection Period”) commencing on the Effective Date and expiring at 5:00 P.M. (Washington, DC local time) on December 15, 2011 (“Inspection Period Expiration Date”), Purchaser shall have the right to perform a physical and mechanical inspection, measurement and audit of the Property and an inspection of all books and records and financial information pertaining thereto. Seller shall reasonably cooperate with Purchaser and shall promptly furnish (or as applicable, make available) to Purchaser the documents set forth on Exhibit F to this Agreement (to the extent in Seller’s possession or control or in the possession or control of a management company hired by Seller to manage the Property) and such information, materials and documents as Purchaser may reasonably request (collectively, the “Diligence Materials”) and shall have its accountant available throughout such period to assist in Purchaser’s inspection and review. The inspection, audit and measurement of the Property’s operation, condition and maintenance shall include, without limitation, such environmental and engineering inspections, reviews and assessments that Purchaser deems appropriate. If Purchaser, at Purchaser’s sole and absolute discretion, shall find such inspection(s) to be unsatisfactory for any reason whatsoever or if Purchaser determines, for any reason or for no reason whatsoever, not to purchase the Property, Purchaser shall have the right, at its option, to terminate this Agreement in writing on or before the Inspection Period Expiration Date, and upon such termination, the Deposit shall be immediately refunded to the Purchaser, and thereupon the parties hereto shall have no further liabilities one to the other with respect to the subject matter of this Agreement (except as otherwise provided in this Agreement to the contrary). Purchaser agrees that it shall not unreasonably interfere with tenants in performing its inspection; provided, however, Purchaser shall have the right to interview the tenants provided Purchaser has given Seller at least two (2) business days’ prior written notice of such interview and Seller or its representative shall have the right to be present at such interview(s). The foregoing and any other provision of this Agreement to the contrary notwithstanding, the Purchaser shall not have the right to inspect any Excluded Records. “Excluded Records” means Seller’s income tax records, documents subject to attorney client privilege, corporate records, records relating to Seller’s selling or financing negotiations, appraisals and/or internal documents relating to, among other things, the value of the Property.

7.4      Entry and Purchaser Indemnity. In connection with any entry by Purchaser, or its agents, employees or contractors onto the Property, Purchaser shall give Seller reasonable advance notice (which notice may be telephonic) of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller’s business and the business of Seller’s tenants and otherwise in a manner reasonably acceptable to Seller. Purchaser acknowledges that the premises of certain tenants at the Building contain secured areas and that Purchaser will be required to deliver to Seller the names, addresses and other relevant information pertaining to Purchaser’s agents, employees and/or contractors desiring to enter such premises. Seller shall use commercially reasonable efforts to provide Purchaser with access to such secured areas at the Building and Purchaser further acknowledges that Purchaser may not be given access to such secured areas. Without limiting the foregoing, prior to any entry to perform any on-site testing, Purchaser shall give Seller notice thereof (which notice may be telephonic), including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller or its representative may be present to observe any testing or other inspection performed at the Property. Purchaser shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser, its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage upon request by Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney’s fees) arising out of or relating to any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including without limitation damage to the Property or release of hazardous substances or materials onto the Property, excluding, however, the discovery of the existence of any such hazardous substances, and any costs incurred by Seller in supervising Purchaser’s testing. The foregoing indemnity shall survive beyond the Closing, or if the sale is not consummated, beyond the termination of this Agreement.

  7.5      Termination of Service Contracts. Seller shall terminate, effective as of Closing, at no charge to Purchaser, all Service Contracts that are rejected pursuant to written notice delivered by Purchaser to Seller no later than on the Inspection Period Expiration Date, but only to the extent such Service Contracts can be terminated by Seller at Closing without payment of any termination payment or penalty and without payment for any post-Closing period.

8.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser and Seller set forth herein shall survive the Closing and delivery of the deed for a period of nine (9) months from the date of Closing (the “Survival Period”). All rights of Purchaser hereunder or under any of the Closing Documents, with respect to any surviving representation, warranty, covenant or indemnity shall be deemed waived if Purchaser does not, by written notice to Seller, advise Seller of any alleged breach of representation, warranty or covenant, or any alleged indemnification obligation, prior to the 5:00 P.M. (Washington, DC local time) on the last day of the Survival Period and file suit within sixty (60) days after expiration of the Survival Period. Subject to the limitation set forth in the immediately preceding sentence, all remedies shall be those set forth in Section 13 below, and notwithstanding anything herein to the contrary, Seller’s liability under any representation, warranty, covenant or indemnity made hereunder shall in no event exceed the aggregate Seller’s Maximum Liability (as hereinafter defined). The provisions of this Section shall survive the Closing.

9.        FIRE OR OTHER CASUALTY.

  9.1      Maintain Insurance.  Seller shall maintain in effect until the Closing the insurance policies (or like policies) now in effect with respect to the Premises and Personal Property.

  9.2      Minimal Damage.  If prior to the Closing any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be $1,000,000.00 or less (as established by good faith estimates obtained by Seller), this Agreement shall remain in force and Seller shall commence to repair any such damage prior to Closing, if possible.

  9.3      Substantial Damage.  If prior to the Closing any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be more than $1,000,000.00 (as established by good faith estimates obtained by Purchaser), Purchaser may within thirty (30) days after receipt of notice (“Damage Notice”) of said damage or destruction, terminate this Agreement by giving written notice thereof to Seller (“Purchaser’s Notice of Election”), and if this Agreement is so terminated, then the Deposit shall be immediately refunded to Purchaser, and thereafter neither party shall have any further liability hereunder thereafter. If Purchaser does not so terminate this Agreement, it shall remain in full force and effect, and the provisions of Section 9.4 below shall apply.

  9.4      Closing After Substantial Damage. So long as this Agreement shall remain in force under Section 9.2 or 9.3, then (i) all proceeds of insurance collected prior to Closing, plus the amount of deductible under Seller’s insurance policy, shall be adjusted subject to Purchaser’s reasonable approval and participation in any adjustment, and shall be credited to Purchaser against the Purchase Price payable by Purchaser at Closing, and (ii) all unpaid claims and rights in connection with losses shall be assigned to Purchaser at Closing.

10.      CONDEMNATION.  If, prior to the Closing, all or any portion of the Premises is taken by eminent domain or a notice of any eminent domain proceedings with respect to the Premises or any part thereof is received by the Seller, then Seller shall within five (5) days thereafter give notice thereof to Purchaser and Purchaser shall have the option to (a) complete the purchase hereunder or (b) if such taking, in Purchaser’s sole and absolute discretion, adversely affects the Premises or its current economic viability, terminate this Agreement, in which event the Deposit shall be immediately refunded to Purchaser, and this Agreement shall be null and void. Purchaser shall deliver written notice of its election to the Seller within twenty (20) days after the date upon which the Purchaser receives written notice of such eminent domain proceedings. If notice of condemnation is received by Purchaser and it fails to deliver said written notice of its election within said time period, such failure shall constitute a waiver by Purchaser of its right to terminate this Agreement. If this Agreement is not so terminated and there is no adjustment of the Purchase Price, Purchaser shall be entitled to all awards or damages by reason of any exercise of the power of eminent domain or condemnation with respect to or for the taking of the Premises or any portion thereof, and until such time as Closing has occurred, or this Agreement terminates. Any negotiation for, or agreement to, and all contests of any offers and awards relating to eminent domain proceedings shall be conducted with the joint reasonable approval and consent of the Seller and the Purchaser.

11.      EXPENSE ALLOCATIONS.

  11.1    Seller and Purchaser shall each pay one-half (1/2) of the Grantor’s Tax and shall each pay one-half (1/2) of the Recordation Tax upon the recording of the Deed.

  11.2    Purchaser shall pay for Purchaser’s title examination, its environmental report, its survey and title premiums and endorsements and any other costs incurred by Purchaser in connection with its inspection of or purchase of the Property.

  11.3    Purchaser and Seller shall be responsible for paying their respective attorneys’ fees in connection with this transaction.

12.      CLOSING.

  12.1     Time and Date and Place.  The closing on the sale of the Property (the “Closing”) shall take place on or before December 27, 2011 (the “Closing Date”), by mail, commencing at 10:00 a.m. (Washington, DC local time), or on such other date and time as may be mutually agreed upon by Purchaser and Seller. The foregoing notwithstanding, Purchaser shall have the right to extend the Closing Date to a date on or before January 15, 2012, upon delivery of written notice of such extension to Seller not later than on December 21, 2011. In order for Purchaser to extend the Closing Date as aforesaid, Purchaser shall also increase the Deposit by sending a wire transfer of One Million and No/100 Dollars ($1,000,000.00) (the “Second Additional Deposit”) to Escrow Agent on or before December 21, 2011, such that the total Deposit will then be Four Million and No/100 Dollars ($4,000,000.00).

12.2    Documents.  At Closing, the parties indicated shall simultaneously execute and deliver the following (the “Closing Documents”):

12.2.1 Seller’s Documents and Other Items. Seller shall execute and deliver or cause to be executed and delivered to Purchaser:

12.2.1.1        Deed. A special warranty deed in the form attached hereto as Exhibit K (the “Deed”), conveying the Premises to Purchaser, duly executed by Seller for recording.

12.2.1.2        Bill of Sale. A bill of sale in the form attached hereto as Exhibit L, assigning, conveying and transferring to Purchaser, all of the Personal Property, free and clear of all liens, encumbrances and interests whatsoever.

12.2.1.3        Original Licenses, Leases, Contract Documents and Other Personal Property. Originals (or copies if neither Seller nor Seller’s property manager has an original with a certificate from Seller that such copies are true and correct) of all Licenses, Leases, Contract Documents, Service Contracts (to the extent assumed by Purchaser hereunder) and other Personal Property described in Section 1.2 of this Agreement.

12.2.1.4        Assignment of Contract Documents and Other Personal Property. An assignment agreement in the form attached hereto as Exhibit M, assigning, conveying and transferring to Purchaser the Licenses, Service Contracts and Contracts Documents.

12.2.1.5        Assignment of Leases. An assignment and assumption of leases in the form attached hereto as Exhibit N, assigning all of Seller’s right, title and interest in and to the Leases and to the Security Deposits.

12.2.1.6        FIRPTA and Certificates Required by Law.    All certificate(s) required under Section 1445 of the Code.

12.2.1.7        Title Insurance Certificates.    A standard limited partnership affidavit of title from Seller to Purchaser and such affidavits of title or other certifications as shall be reasonably required by the Title Company to insure Purchaser’s title to the Premises as set forth in Section 7.

12.2.1.8        Seller Certificate. A written certification in the form attached hereto as Exhibit O with respect to Seller’s representations or warranties contained in this Agreement.

12.2.1.9        Keys. All keys, combinations and security codes for all locks and security devices on the Property.

12.2.1.10      Tenant Letter. Letters to each tenant advising of the change in ownership and directing the payment of rent to such party as the Purchaser shall designate.

12.2.1.11      Seller’s Authority. Proof reasonably satisfactory to Title Company and its counsel of Seller’s good standing and authority to enter into this transaction. Without limiting the generality of the foregoing, Seller shall deliver a certificate from an authorized officer of the corporate general partner of Seller confirming the incumbency of the signatories and the current form and effect of the resolution authorizing the transaction.

12.2.1.12      Letters of Credit.    To the extent that Seller is beneficiary under any letters of credit held as a Security Deposit under the Leases, Seller shall deliver to Purchaser at Closing such original letters of credit and a bank authenticated assignment of the beneficiary’s interest in such letters of credit to Purchaser. After Closing, Seller will promptly execute and deliver to Purchaser any amendments necessary to assign such letters of credit to Purchaser as beneficiary thereunder and Seller shall otherwise cooperate with Purchaser after Closing to facilitate an assignment of such letters of credit to Purchaser, all at no expense to Seller (including any Letter of Credit assignment fee charged by a Letter of Credit issuer).

12.2.1.13      Association Estoppel. A letter from the Dulles Corner Owners Association certifying that, to the Association’s knowledge, Seller is not in default under the declaration of protective covenants for Dulles Corner.

12.2.2 Purchaser’s Documents. Purchaser shall deliver or cause to be delivered to Seller:

12.2.2.1       The amounts required to be paid to Seller pursuant to this Agreement.

12.2.2.2       Confirmation of the existence and subsistence of Purchaser, and the authority of those executing for Purchaser, including, without limitation, the following documents issued no earlier than thirty (30) days prior to Closing: a certificate from the secretary of Purchaser confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Agreement.

12.2.2.3       Bill of Sale referenced in Section 12.2.1.2.

12.2.2.4        Assignment of Contract Documents referenced in Section 12.2.1.4.

12.2.2.5        Assignment of Leases referenced in Section 12.2.1.5.

12.2.3 Necessary Documents. Purchaser and Seller shall execute and deliver such other documents and instruments as may be reasonably necessary to complete the transaction contemplated by this Agreement.

12.3    Conditions to Closing. The following shall be a conditions precedent to Purchaser’s obligation to consummate the Closing which conditions, if not satisfied prior to Closing, shall permit Purchaser to terminate this Agreement and receive a refund of its Deposit hereunder:

12.3.1 Seller shall deliver title to the Premises in the condition in which Seller is required to deliver title under Section 7;

12.3.2 All of the representations and warranties of Seller contained in this Agreement (as modified by the terms of this Agreement) shall be true and correct in all material respects on the Closing Date as if the same were made on and as of such date;

12.3.3 All covenants and obligations of Seller required in this Agreement to be performed on or before the Closing have been timely and duly performed in all material respects; and

12.3.4 Seller shall have delivered to Purchaser either an original or an electronic copy (with an original to follow upon receipt by Seller) of the TWC Estoppel at least three (3) business days prior to Closing and such TWC Estoppel shall satisfy the applicable provisions set forth in Section 12.4.

12.4    Tenant Estoppel Certificates. The “TWC Estoppel” means a written statement (a “Tenant Estoppel Certificate”) signed by Time Warner Cable Inc. in substantially the form attached to this Agreement as Exhibit G, which TWC Estoppel shall not disclose any information that directly and materially deviates from the information set forth in the rent roll attached hereto as Exhibit J and shall not disclose any default under the Lease. The fact that a Tenant Estoppel Certificate (whether the TWC Estoppel or any other Tenant Estoppel Certificate) addresses matters not addressed in the rent roll attached hereto as Exhibit J shall not be deemed to constitute a material deviation from the information set forth in the rent roll (e.g., a Tenant Estoppel Certificate might address tenant improvement allowances and the rent roll might be silent on such issue). Seller agrees to use commercially reasonable efforts to cause all of the other tenants under the Leases to deliver to Purchaser at Closing a Tenant Estoppel Certificate in substantially the form attached to this Agreement as Exhibit G; provided, however, that if any Lease requires the tenant thereunder to submit a particular form of tenant estoppel certificate to its landlord, then such tenant may submit the form of tenant estoppel certificate required by its Lease, in lieu of the form of Tenant Estoppel Certificate attached to this Agreement as Exhibit G. Seller’s failure to obtain a Tenant Estoppel Certificate from Time Warner Cable Inc. and/or from any particular tenant(s) under any applicable Lease(s) shall not constitute a default under this Agreement, provided Seller has used commercially reasonable efforts to obtain a Tenant Estoppel Certificate from Time Warner Cable Inc. or such other tenant(s).

13.    DEFAULT; REMEDIES.

13.1    Seller Default. If, subject to the provisions of the last paragraph of Section 5, Seller fails to timely perform any of its obligations under this Agreement in any material respect (a “Seller Default”), Purchaser may, at its option, terminate this Agreement by giving written notice of such termination to Seller and Escrow Agent shall immediately thereafter return the Deposit, and thereupon, subject to the provisions of Section 13.3 below, the parties shall have no further liability to each other hereunder except for those provisions that expressly survive Closing or the termination of this Agreement. In the alternative, upon the occurrence of a Seller Default, Purchaser may seek to enforce specific performance of this Agreement provided that any action for specific performance shall be commenced within thirty (30) days after the scheduled date for Closing. If Purchaser fails to commence an action for specific performance within such period, Purchaser’s sole remedies shall be to receive a return of the Deposit and reimbursement of Purchaser’s Transaction Costs.

13.2    Purchaser Default. If Purchaser fails to timely perform any of its obligations under this Agreement in any material respect, Seller’s sole remedy shall be to retain the Deposit as liquidated damages.

13.3    Purchaser’s Out-of-Pocket Costs. In the event of Seller Default hereunder which results in Purchaser’s termination of this Agreement, or in the event that Seller shall fail to perform any term, covenant or agreement, then, in any such event, upon termination by Purchaser hereunder, in addition to receiving the immediate return of the Deposit, anything in the Agreement contained to the contrary notwithstanding, Purchaser shall also receive from Seller, upon demand, Purchaser’s actual, documented out-of-pocket costs and expenses associated with this Agreement and Purchaser’s anticipated acquisition of the Property including, without limitation, Purchaser’s reasonable counsel fees and costs, title expenses, survey costs, and other costs and expenses associated with Purchaser’s due diligence, including, without limitation, legal, financial and accounting due diligence, Purchaser’s structural inspection of the Property and Purchaser’s environmental assessment of the Property (collectively, “Transaction Costs”). The foregoing list is not intended to be exclusive, but representative of the costs and expenses that the parties anticipate that Purchaser will incur in anticipation of this transaction. Seller’s maximum reimbursement liability for the Transaction Costs under this Section 13.3 shall not exceed Fifty Thousand and No/100 Dollars ($50,000.00). NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, SELLER’S TOTAL LIABILITY FOR DAMAGES FOR BREACH OF THE COVENANTS, AGREEMENTS, WARRANTIES AND REPRESENTATIONS UNDER THIS AGREEMENT TO THE EXTENT PURCHASER

CLOSES HEREUNDER, COLLECTIVELY, SHALL NEVER EXCEED TWO MILLION DOLLARS ($2,000,000.00) (THE “SELLER’S MAXIMUM LIABILITY”), AND IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES.

14.    PRORATIONS.

14.1    Operating Expenses. The following items shall be prorated at Closing, as of 12:01 a.m. (Washington, DC local time) on the date of Closing on a per diem basis (the “Adjustment Date”):

14.1.1 Rents and Taxes. Rents, operating expenses, real estate and personal property taxes, if any, on the basis of the fiscal year for which assessed.

14.1.1.1 If the Closing shall occur before the tax rate or assessment is fixed, the apportionment of such real estate and personal property taxes at the Closing shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation. Final adjustment will be made upon the actual tax amount, when determined.

14.1.1.2 All rents and other sums received from tenants of the Property, which were earned and attributable to the period prior to the Closing Date, will be retained by Seller to the extent that such rents have been collected on or before the Closing. Rents earned and attributable to the period beginning on the Closing Date and thereafter will be paid to Purchaser by the tenants, or credited to Purchaser at Closing. All payments from tenants, on account of rent or otherwise, received by Seller after the Closing, whether attributable to the period prior to or after the Closing, shall be promptly delivered to Purchaser for application as provided in Section 14.1.1.3.

14.1.1.3 All payments from tenants, on account of rent or otherwise, received after the Closing by Purchaser and all amounts received from Seller by Purchaser pursuant to the immediately preceding sentence, shall be applied first to rent or other sums then due under the Leases attributable to the period beginning on the Closing Date and continuing thereafter, and then to payment to Seller on account of rents which were earned and attributable to the period prior to the Closing but which were not paid when due. Any reasonable out-of-pocket third-party costs incurred by Purchaser in collection of delinquent rentals shall be deducted by Purchaser prior to the payment to Seller on account of delinquent rentals as provided herein. Purchaser shall use commercially reasonable efforts to collect or attempt to collect pre-closing delinquent rentals, provided, however, Purchaser shall not be required to declare any tenant to be in default under its Lease in connection therewith.

14.1.2 Deposits. Tax and utility company deposits, if any.

14.1.3 Water and Sewer Charges. Water and sewer charges and fire protection and inspection services based upon meter readings to be obtained by Seller effective as of the Adjustment Date, or if not so obtainable, a date not more than ten (10) days prior to the Adjustment

Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last reading. Upon the taking of a subsequent actual reading, such apportionment shall be readjusted and Seller or Purchaser, as the case may be, will promptly deliver to the other the amount determined to be so due upon such readjustment. If Seller is unable to furnish such prior reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto and Seller shall pay the proportionate charges due up to the date of Closing.

14.1.4 Assigned Contracts.  Amounts paid or payable in respect of any Service Contracts assigned to Purchaser if not otherwise terminated in accordance herewith.

14.1.5 Electricity, gas, steam and fuel. Electricity, gas and steam and fuel oil, if any, based on meter readings or a fuel company letter showing measurement on the day immediately preceding Closing, and valued at current prices.

14.1.6 Leasing Commissions and Tenant Improvement Costs. Any provision of this Agreement to the contrary notwithstanding, Seller shall be responsible for any unpaid tenant improvement allowances and unpaid leasing commissions with respect to any Lease executed prior to the Closing (except as provided below), but only to the extent such allowances and commissions relate to both the current lease term and the current leased premises (“Lease Expenses”) (whether one or more, the “Seller’s Capital Lease Obligations”), as more fully described on Exhibit H) and not to any future lease term renewal(s) or future premises expansion(s). Purchaser and Seller shall allocate the amounts payable by Seller under the Seller’s Capital Lease Obligations as aforesaid in a manner mutually acceptable to them, in the form of an adjustment at Closing.

14.1.7 Security Deposits.   All cash Security Deposits under the Leases (together with any accrued interest thereon as may be required by law or contract) shall be credited to Purchaser as of the Closing Date.

14.2    Custom and Practice. Except as set forth in this Agreement, the customs of the State and County in which the Premises are located shall govern prorations.

14.3    Future Installments of Taxes. If at Closing, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, then for purposes of this Agreement, all unpaid installments of any such assessment, including those which are to become due and payable and to be liens upon the Property shall be adjusted to the Adjustment Date.

14.4    Application of Prorations.   If such prorations result in a payment due Purchaser, the cash payable at Closing shall be reduced by such sum. If such prorations result in a payment due Seller, the same shall be added to the sales proceeds at Closing.

14.5    Schedule of Prorations. Seller and Purchaser shall work together to jointly prepare a schedule of prorations for the Property no less than five (5) days prior to Closing.

14.6    Readjustments. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined.

14.7    Survival. It is agreed that adjustment billings to tenants for operating expenses, common area maintenance charges, taxes or insurance premiums for the accounting year in which the Closing occurs shall be billed by Purchaser and shall be adjusted between Seller and Purchaser based upon the respective percentages of the total related expenses paid by each of Purchaser and Seller for such accounting year. To satisfy Purchaser’s foregoing obligation to bill tenants for the full calendar year 2011, within thirty (30) days following Closing, Seller shall provide Purchaser with general ledgers for calendar year 2011 through the Closing Date. Notwithstanding the foregoing, each of the provisions of this Section 14 shall survive the Closing and delivery of the deed for a period of six (6) months from the Closing Date and all adjustments and prorations shall become final and no further adjustments or prorations shall be done (except that all prorations and allocations relating to operating expenses, common area maintenance charges, taxes or insurance premiums charges shall be final 150 days following the end of calendar year 2011).

15.    BROKERS. Except for Cassidy Turley’s fee, which shall be paid by Seller pursuant to a separate agreement with such broker, each party hereby represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement, and that neither has had any dealings with any other person or party which may entitle that person or party to a fee or commission. Each party shall indemnify the other of and from any claims for commissions by any person or party claiming such commission by or through the indemnifying party.

16.    ESCROW AGENT.  The parties hereto have requested that the Deposit be held in escrow by the Escrow Agent to be applied at the Closing or prior thereto in accordance with this Agreement. The Escrow Agent will deliver the Deposit to Seller or to Purchaser, as the case may be under the following conditions:

16.1    Payment to Seller. To Seller upon the consummation of Closing.

16.2    Payment to a Party. To a party as specified in a document signed by Seller and Purchaser or their attorneys.

16.3    Notice of Dispute. If either Seller or Purchaser believes that it is entitled to the Deposit or any part thereof, it shall make written demand therefor upon the Escrow Agent. The Escrow Agent shall promptly mail a copy thereof to the other party in the manner specified in Section 17.1 below. The other party shall have the right to object to the delivery of the Deposit, by filing written notice of such objections with the Escrow Agent at any time within ten (10) days after the mailing of such copy to it in the manner specified in Section 17.1 below, but not thereafter. Such notice shall set forth the basis for objection to the delivery of the Deposit. Upon receipt of such notice, the Escrow Agent shall promptly deliver a copy thereof to the party who filed the written demand.

16.4    Escrow Subject to Dispute. In the event the Escrow Agent shall have received the notice of objection provided for in 16.3 above of this Section, in the manner and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from both Seller and Purchaser directing the disbursement of the Deposit in which case the Escrow Agent shall then disburse said Deposit in accordance with said direction, or (ii) litigation arises between Seller and Purchaser, in which event the Escrow Agent shall deposit the Deposit with the Clerk of the Court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent’s option elect in order to terminate the Escrow Agent’s duties including, but not limited to, deposit in Court and an action for interpleader.

16.5    Escrow Agent’s Rights and Liabilities. Escrow Agent shall not be required to determine questions of fact or law, and may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own willful default or gross negligence. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller which, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit, pursuant to Section 16.3, and may decline to take any other action.

17.    GENERAL PROVISIONS.

17.1    Notices. Except as expressly set forth in this Agreement, all notices or other communications required or permitted to be given under the terms of this Agreement shall be in writing, and shall be effective only when (i) sent via a nationally-recognized overnight courier service, (ii) sent by facsimile or email with an original being sent via a nationally-recognized overnight courier service on the same day that such facsimile or email is sent, or (iii) hand-delivered, to the following addresses:

  17.1.1           If to Seller, addressed to:

Brandywine Acquisition Partners LP

c/o Brandywine Realty Trust

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

Facsimile: (610) 325-4628

Attn:    Brad A. Molotsky, General Counsel

E-mail: brad.molotsky@bdnreit.com

Brandywine Acquisition Partners LP

c/o Brandywine Realty Trust

3141 Fairview Park Drive, Suite 200

Falls Church, Virginia 22042

Facsimile: (703) 560-8349

Attn:    Michael Cooper

E-mail: Michael.Cooper@bdnreit.com

  17.1.2           If to Purchaser, addressed to:

AREP South Lake at Dulles Corner LLC

c/o American Real Estate Partners, LLC

2350 Corporate Park Drive, Suite 110

Herndon, VA 20171

Attn:     Douglas E. Fleit and Brian L. Katz

E-mail: dfleit@americanREpartners.com

  bkatz@americanREpartners.com

  17.1.3           If to Escrow Agent, addressed to:

Chicago Title Insurance Company

Washington, DC Commercial Center

2000 M Street, N.W., Suite 610

Washington, DC 20036

Facsimile: (202) 466-5070

Attn:    R. Eric Taylor

E-Mail: taylore@ctt.com

or to such other address or addresses and to the attention of such other person or persons as any of the parties may notify the other in accordance with the provisions of this Agreement.

17.2    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Purchaser shall not have the right to assign this Agreement, other than to an affiliate or affiliates of Purchaser which is controlled by or under common control with Purchaser, but no such assignment shall relieve the original Purchaser of its obligations under this Agreement and any assignment document shall so provide.

17.3    Entire Agreement. All schedules and exhibits attached to this Agreement are incorporated herein and made a part hereof. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, understandings and agreements of any nature whatsoever with respect to the subject matter hereof. This Agreement may not be modified or amended other than by an agreement in writing. The captions included in this Agreement are for convenience only and in no way define, describe or limit the scope or intent of the terms of this Agreement.

17.4    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

17.5    No Recording. This Agreement shall not be recorded in the Clerk’s Office or in any other office or place of public record.

17.6    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

17.7    Further Instruments.  Seller will, whenever and as often as it shall be reasonably request so to do by Purchaser, and Purchaser will, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments, correction instruments and all other instruments and documents as may be reasonably necessary in order to complete the transaction provided for in this Agreement and to carry out the intent and purposes of this Agreement. All such instruments and documents shall be satisfactory to the respective attorneys for Purchaser and Seller. The provisions of this Article shall survive the Closing.

17.8    Time.  Time is of the essence. In the event the last day permitted for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday, or legal holiday of the United States or the Commonwealth of Virginia, the time for such performance will be extended to the next succeeding business day.

18.    EXCULPATION.    No recourse shall be had against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust or Seller for any obligation of Brandywine Realty Trust or Seller under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Purchaser and all parties claiming by, through or under Purchaser.

19.    RELEASE. Except to the extent of the representations and warranties of Seller expressly set forth in this Agreement and except to the extent of a breach by Seller of applicable laws, but otherwise notwithstanding any other provision of this Agreement to the contrary, Purchaser, on behalf of itself and its successors and assigns, waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, Seller’s investment manager, the partners, trustees, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way be connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629). Notwithstanding the foregoing, the release contained in this Section 19 shall not apply to (a) any third party claims, (b) any claims related to the gross negligence or willful misconduct of Seller, or (c) any pre-existing tort or personal injury claims.

20.    CONFIDENTIAL INFORMATION. Purchaser acknowledges that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, investors, advisors, and affiliates and solely in connection with the transactions contemplated hereby, or as required by law. Purchaser shall not make any public disclosure of the specific terms of this Agreement, except as required by law. Without limiting the generality of the foregoing, any press release or other public disclosure regarding this Agreement or the transactions contemplated herein, and the wording of same, must be approved in advance by Seller. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to advisors, consultants, investors and affiliates in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Purchaser will, at Seller’s written request, either destroy or return all documents, work papers, and other material (including all copies thereof) obtained from Seller in connection with the transactions contemplated hereby, and each party shall use commercially reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. The provisions of this Section will survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement for a period of one (1) year.

21.    OFAC/PATRIOT ACT COMPLIANCE.  Purchaser represents, warrants and covenants that Purchaser is not (i) listed on the Specially Designated Nationals and Blocked Persons

List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

22.    SOLICITATION OF EMPLOYEES. For the period beginning on the Effective Date and continuing through the ninetieth (90th) day after the Closing, neither Purchaser nor any affiliate or representative of Purchaser shall solicit for employment or otherwise communicate with respect to employment matters with any of Seller’s and/or Seller’s property management company’s employees employed in connection with the operation and/or maintenance of the Property unless Purchaser has obtained Seller’s prior written consent thereto, which consent may be withheld in Seller’s sole discretion.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

PURCHASER:

AREP SOUTH LAKE AT DULLES CORNER LLC, a Delaware limited liability company

By:	/s/ Brian L. Katz	[SEAL]

Name:	Brian L. Katz
Title:	Manager

SELLER:

BRANDYWINE ACQUISITION PARTNERS LP,
a Delaware limited partnership

By:	BDN PROPERTIES I INC., a Delaware corporation its general partner

By:	/s/ Gerard H. Sweeney	[SEAL]

Name: Gerard H. Sweeney
Title: President and CEO

Agreed to by Escrow Agent with regard to the obligations, terms, covenants and conditions contained in this Agreement relating to Escrow Agent.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ R. Eric Taylor

Name:	R. Eric Taylor
Title:	Vice President & Counsel

Exhibits to Agreement of Sale

Exhibit A	Land
Exhibit B	Title Binder
Exhibit C	Service Contracts
Exhibit D	Litigation
Exhibit E	Schedule of Leases
Exhibit F	Diligence Materials
Exhibit G	Form of Tenant Estoppel Certificate
Exhibit H	Seller’s Capital Lease Obligations
Exhibit I	Environmental Report
Exhibit J	Rent Roll
Exhibit K	Form of Deed
Exhibit L	Form of Bill of Sale
Exhibit M	Form of Assignment of Contract Documents and Other Personal Property
Exhibit N	Form of Assignment of Leases
Exhibit O	Form of Seller’s Certificate

Exhibit A

Land

Legal Description of the Land

Tax Map 15-4-01-001-B2

All that real property, situate, lying and being in the County of Fairfax, Commonwealth of Virginia, more particularly described as follows:

Parcel 7, DULLES CORNER, a Resubdivision of The Land of Dulles Corner Properties II Limited Partnership, as the same is shown on a plat attached to the Deed of Resubdivision recorded in Deed Book 10135 at Page 251, among the land records of Fairfax County, Virginia, and more particularly described by metes and bounds description as follows:

BEGINNING at a point in the westerly right-of-way of Horsepen Road, Route #605, width varies, said point being the southeastern corner of Dulles Corner, Parcel 6-A; thence with the westerly right-of-way of Horsepen Road S 28° 14’ 38” W 395.00 feet to a point; S 28° 13’ 46” W 67.37 feet to a point; S 26° 50’ 48” W 295.53 feet to a point; S 26° 44’ 23” W 69.52 feet to a point, said point being the southeastern corner of Dulles Corner, Parcel 13B; thence departing the westerly right-of-way of Horsepen Road and with the easterly line of Parcel 13B N 50° 29’ 23” W 266.10 feet to a point; N 31° 29’ 23” W 291.00 feet to a point; N 25° 30’ 37” E 222.55 feet to a point, said point being the southerly corner of Dulles Corner, Parcel 5; thence with the easterly line of Parcel 5 S 64° 29’ 23” E 148.02 feet to a point; N 28° 14’ 38” E 399.30 feet to a point, said point being the southwestern corner of Dulles Corner, Parcel 6-A, S 61° 45’ 22” E 366.02 feet to the point of beginning and containing 7.4756 acres of land, more or less.

Being part of the same property conveyed to Dulles Properties II Limited Partnership, a Virginia limited partnership by two Deeds from Dulles Corner Properties I Limited Partnership, dated July 25, 1986 and recorded on August 1, 1986 in Deed Book 6447, Page 824 and Deed Book 6447, Page 829, among the land records of Fairfax County, Virginia.

Exhibit B

Title Binder

LSU #: VAFA11-1518

First American Title Insurance Company

National Commercial Services

SCHEDULE A

Commitment No.: NCS-476210-DC72 (rev. 10/18/2011)

National Office No.: NCS-476210-DC72

Local Office No.: 50-1102-032FX

Client No.: VAFA11-1518

1. Effective Date: October 13, 2011

2. Policy or Policies to be issued:
Amount
a) ALTA Owner’s Policy	$An amount to be
determined
(ALTA 2006 Form)

Proposed Insured:

An entity to be designated

b) ALTA Loan Policy	$An amount to be
determined
(ALTA 2006 Form)

Proposed Insured:

An entity to be designated

3.	The Estate or interest in the land described or referred to in this commitment and covered herein is fee simple and title hereto is at the effective date hereof vested in:

Brandywine Acquisition Partners, L.P., a Delaware limited partnership, successor by merger to Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership under Deed from Dulles Corners Properties, LLC, a Virginia limited liability company, dated December 4, 2000, recorded December 5, 2000 in Deed Book 11626 at Page 1217, among the land records of Fairfax County, Virginia.

4.	The land referred to in this commitment is described in Schedule C.

LAND SERVICES USA, INC

10 NORTH CHURCH STREET, SUITE 307

WEST CHESTER, PA 19380

610.429.3145

Phone:

File:  NCS-476210-DC72

Printed:  10/18/2011

FIRST AMERICAN TITLE INSURANCE COMPANY

Schedule B - Section 1	Commitment No. NCS-476210-DC72 LSU #: VAFA11-1518

Requirements

The following are the requirements to be complied with:

1.	Payment to or for the account of the grantors or mortgagors of the full consideration for the estate or interest to be insured.

2.	Pay us the premiums, fees and charges for the policy.

3.	Proper instrument(s) creating the estate or interest to be insured must be executed and duly filed for record, to wit:

a.	Duly authorized Deed from Brandywine Acquisition Partners, L.P., a Delaware limited partnership, successor by merger to Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership vesting fee simple title in the Proposed Insured.

b.	Duly authorized Deed of Trust from an entity to be designated securing the Proposed Insured in the amount shown.

NOTE: ALL DEEDS SUBMITTED FOR RECORDATION MUST REFLECT ON THE FACE PAGE OF THE DEED BOTH THE CURRENT ASSESSED VALUE AND THE CONSIDERATION (SALES PRICE) OF THE TRANSACTION. STATE AND COUNTY TRANSFER TAXES WILL BE CHARGED BY THE COUNTY ON THE HIGHER OF THE TWO VALUES. TAX EXEMPT DEEDS ARE NOT REQUIRED TO REFLECT THE ASSESSED VALUE.

4.	The Company must also be provided with the following in regard to Brandywine Acquisition Partners, LP, a Delaware limited partnership:

a.	Copy of limited partnership agreement and any amendments thereto.
b.	Certificate of Limited Partnership and of Good Standing for state of origin and Virginia.
c.	Copy of partnership resolution authorizing the transaction contemplated by this commitment.
d.	The Company must be furnished the following with regard to any corporate entities comprising the general partners of said limited partnership:

i.	Copy of limited partnership agreement and any amendments thereto.
ii.	Certificate of Limited Partnership and of Good Standing for state of origin.
iii.	Copy of partnership resolution authorizing the transaction contemplated by this commitment.

e.	The Company must be provided with the following in regard to any limited partnership comprising the general partners of limited partnership:

LSU #: VAFA11-1518

i.	Certificate of Good Standing from the state of origin.
ii.	Corporate Resolution authorizing the transaction contemplated in this commitment.
iii.	Certificate of Incumbency.

f.	The Company must be furnished the following for review in regard to limited liability company entities comprising the general partners of said limited partnership:

i.	A current copy of the Articles of Organization and all amendments thereto, a Certificate of Organization, and a current Certificate of Good Standing from the state of origin.
ii.	A certified list of the current members.
iii.	A complete copy of the existing operating agreement and all amendments thereto or a certification to the effect that there is none.

g.	The above documentation will be required for each entity of such kind comprising any tier of ownership of said limited partnership.

h.	Satisfactory evidence of the merger / name change by and between Brandywine Acquisition Partners, L.P., a Delaware limited partnership and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership

5.	Proposed Insured (To Be Determined) must be identified and if same is a corporation, partnership or limited liability company, evidence of its organization and compliance with filing requirements of its jurisdiction of origin, and the jurisdiction of the location of the property, must be furnished.

6.	Payment of any and all real property taxes, special assessments, agricultural taxes, rollback taxes or other taxes due and payable as of the date of closing.

7.	If funds are to be disbursed prior to recordation of the required instruments the Company must be provided with a satisfactory Gap Indemnity to be executed by the seller/borrower at closing.

8.	In the event the Company is requested to delete or modify Exceptions A and C of Schedule B, Section 2, a satisfactory owner’s affidavit must be completed, executed and returned to the Company.

9.	In the event the Company is requested to delete or modify Exceptions B and D of Schedule B, Section 2, the Company must also be furnished a current survey prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, and, if applicable, a new legal description of the property to be insured.

10.	In the event that a Zoning Endorsement is required, this Company must be provided with a current Zoning Certificate from the appropriate Zoning Authority or other satisfactory evidence which includes that the following have not been violated:

(i) Area, width or depth of the land as a building site for the structure;

(ii) Floor space area of the structure;

(iii) Setback of the structure from the property lines of the land;

LSU #: VAFA11-1518

(iv) Height of structure(s); or

(v) Number of parking spaces.

11.	Furnish copies of all instruments to this transaction for review by the Company prior to closing.

NOTE: This Commitment is subject to such additional requirements and/or exceptions as may be deemed necessary by the Company upon review of said documents and upon full disclosure of the structure and all facts of this transaction.

FIRST AMERICAN TITLE INSURANCE COMPANY

Schedule B - Section 2	Commitment No. NCS-476210-DC72 LSU #: VAFA11-1518

Exceptions

The Policy or policies to be issued will contain exceptions to the following unless the same are disposed of to the satisfaction of the Company.

A.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons is possession thereof.

B.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.

C.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

D.	Roads, ways, streams or easements, if any, not shown by the public records, riparian rights and the title to any filled-in lands.

E.	Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires of record for value the estate or interest or mortgage thereon covered by this commitment.

1.	Taxes for second half tax year 2011, which taxes are not yet due and payable, and any and all supplemental taxes.

2.	Rights of tenants in possession under unrecorded leases.

3.

Covenants, conditions, restrictions easements and assessments as set forth in the Declaration of Protective Covenants and Restrictions for Dulles Corner recorded in Deed Book 6797 at Page 862; as affected by Supplementary Declaration of Protective Covenants and Restrictions recorded in Deed Book 6797 at Page 905; as amended by Amendment to Declaration of Protective Covenants and Restrictions for Dulles Corner recorded in Deed Book 7029 at Page 204; as amended and restated by Amended and Restated Declaration of Protective Covenants and Restrictions for Dulles Corner recorded in Deed Book 8334 at Page 29; as affected by Amendment No. 1 to Amended and Restated Declaration of Protective Covenants and Restrictions for Dulles Corner recorded in Deed Book 9893 at Page 776; as affected by Amendment No. 2 to Amended and Restated Declaration of Protective Covenants and Restrictions for Dulles Corner recorded in Deed Book 10135 at Page 228; as affected by Assignment and Assumption of Declarant’s Rights recorded in Deed Book 10416 at Page 1164; as affected by Amendment No. 3 to Amended and Restated Declaration of Protective Covenants and Restrictions for Dulles Corner recorded in Deed Book 11271 at Page 23; and as further affected by Dulles Corner Supplementary Declaration of Covenants and Reciprocal Indemnification Agreement recorded in Deed Book 11271 at Page 26, but deleting any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color religion, sex, handicap, familial status

LSU #: VAFA11-1518

or national origin to the extent that such covenants, conditions or restrictions violate 42 USC 3604(c).

4.	Easement granted to Virginia Electric and Power Company, recorded in Deed Book 4892 at Page 77; in Deed Book 6705 at Page 1226; in Deed Book 19133 at Page 191; in Deed Book 19213 at Page 71 and in Deed Book 19502 at Page 1217.

5.	Easement granted to Virginia Electric and Power Company, recorded in Deed Book 20381 at Page 618; as re-recorded in Deed Book 20514 at Page 948.

6.	Easements granted to the Board of Supervisors of Fairfax County, Virginia, by instruments recorded in Deed Book 3073 at Page 258; as partially vacated by instruments recorded in Deed Book 8207 at Page 458 and in Deed Book 8314 at Page 678.

7.	Easements granted to the Board of Supervisors of Fairfax County, Virginia, by instruments recorded in Deed Book 6743 at Page 466; in Deed Book 6750 at Page 1429; in Deed Book 7360 at Page 1984; in Deed Book 7678 at Page 1529 and in Deed Book 7953 at Page 32.

8.	Easements granted to the Board of Supervisors of Fairfax County, Virginia, by instruments recorded in Deed Book 8207 at Page 458; in Deed Book 10135 at Page 218; in Deed Book 11621 at Page 959; and in Deed Book 19315 at Page 1751.

9.	Easements granted to the Board of Supervisors of Fairfax County, Virginia, by instruments recorded in Deed Book 8314 at Page 678; as re-recorded in Deed Book 8512 at Page 539.

10.	Easement granted to Chesapeake and Potomac Telephone Company of Virginia, recorded in Deed Book 6993 at Page 401 and in Deed Book 6993 at Page 407.

11.	Easements granted to Fairfax County Water Authority by instruments recorded in Deed Book 6493 at Page 840; in Deed Book 10119 at Page 1934; in Deed Book 11632 at Page 310; and in Deed Book 19296 at Page 1162.

12.	Easements granted to Fairfax County Water Authority by instruments recorded in Deed Book 6611 at Page 431; as partially vacated by instrument recorded in Deed Book 19296 at Page 1162.

13.	Easements granted to Fairfax County Water Authority by instruments recorded in Deed Book 7491 at Page 505; as partially vacated by instrument recorded in Deed Book 10119 at Page 1934.

14.	Terms, conditions and provisions as set forth in the Easement Agreement Over Dulles Corner Lane recorded in Deed Book 10135 at Page 281.

15.	Easement granted to Bell Atlantic-Virginia, Inc. by instrument recorded in Deed Book 10322 at Page 73.

16.	Easement granted to Columbia Gas of Virginia, Inc. by instrument recorded in Deed Book 10347 at Page 1775.

LSU #: VAFA11-1518

17.	Terms, conditions and provisions as set forth in the Dulles Corner Indemnification Agreement recorded in Deed Book 11626 at Page 1201.

18.	Terms, conditions and provisions as set forth in the Deed of Easement and Agreement recorded in Deed Book 11597 at Page 1304.

19.	Easement granted to Verizon Virginia Inc. by instrument recorded in Deed Book 19617 at Page 223.

20.	Excepting any portion of the land within the natural bed of the pond below the ordinary high water mark where it was located prior to any artificial (accreative) or avulsive changes in the location of the shoreline.

First American Title Insurance Company

SCHEDULE C

Legal Description	LSU #: VAFA11-1518 Commitment No. NCS-476210-DC72

All of those lots or parcels of land located in Fairfax County, Virginia, and more particularly described as follows:

PARCEL 7, DULLES CORNER, A RESUBDIVISION OF THE LAND OF DULLES CORNER PROPERTIES II LIMITED PARTNERSHIP, AS THE SAME IS SHOWN ON A PLAT ATTACHED TO THE DEED OF RESUBDIVISION RECORDED IN DEED BOOK 10135 AT PAGE 251, AMONG THE LAND RECORDS OF FAIRFAX COUNTY, VIRGINIA, AND MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS DESCRIPTION AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY RIGHT-OF-WAY OF HORSEPEN ROAD, ROUTE #605, WIDTH VARIES, SAID POINT BEING THE SOUTHEASTERN CORNER OF DULLES CORNER, PARCEL 6-A; THENCE WITH THE WESTERLY RIGHT-OF-WAY LINE OF HORSEPEN ROAD S 28 DEGREES 14’ 38” W 395.00 FEET TO A POINT; S 28 DEGREES 13’ 46” W 67.37 FEET TO A POINT; S 26 DEGREES 50’ 48” W 295.53 FEET TO A POINT; S 26 DEGREES 44’ 23” W 69.52 FEET TO A POINT, SAID POINT BEING THE SOUTHEASTERN CORNER OF DULLES CORNER, PARCEL 13B; THENCE DEPARTING THE WESTERLY RIGHT-OF-WAY OF HORSEPEN ROAD AND WITH THE EASTERLY LINE OF PARCEL 13B N 50 DEGREES 29’ 23” W 266.10 FEET TO A POINT; N 31 DEGREES 29’ 23” W 291.00 FEET TO A POINT; N 25 DEGREES 30’ 37” E 222.55 FEET TO A POINT, SAID POINT BEING THE SOUTHERLY CORNER OF DULLES CORNER, PARCEL 5; THENCE WITH THE EASTERLY LINE OF PARCEL 5 S 64 DEGREES, 29’ 23” E 148.02 FEET TO A POINT; N 28 DEGREES 14’ 38” E 399.30 FEET TO A POINT, SAID POINT BEING THE SOUTHWESTERN CORNER OF DULLES CORNER, PARCEL 6-A; THENCE WITH THE SOUTHERLY LINE OF DULLES CORNER, PARCEL 6-A; S 61 DEGREES 45’ 22” E 366.02 FEET TO THE POINT OF BEGINNING.

First American Title Insurance Company

Real Estate Tax Information Sheet

Commitment No.:		NCS-476210-DC72
National Office No.:		NCS-476210-DC72
Local Office No.:		LSU #: VAFA11-1518

Property Address		13820 Sunrise Valley Drive, Herndon, VA

Tax ID/APN No.:		015-4-01-0001B2

Assessed Values:
Land:		$8,380,000.00
Improvements:		$59,322,940.00
Total Value:		$67,702,940.00

Taxes for the Year:
1st Half or Quarter:		$499,647.71	Paid: Yes
2nd Half or Quarter:		$499,647.68	Paid: No
3rd Quarter:		$n/a	Paid: n/a
4th Quarter:		$n/a	Paid: n/a
Annual Payment		$n/a	Paid: n/a

1st Half or Quarter	July 28	1st Half or	July 29
Due:		Quarter Delinquent:
2nd Half or	December 5	2nd Half or	December 6
Quarter Due:		Quarter Delinquent:
3rd Quarter Due:	n/a	3rd Quarter Delinquent:	n/a
4th Quarter Due:	n/a	4th Quarter Delinquent:	n/a
Annual Payment	n/a	Annual Payment	n/a
Due:		Delinquent:

Taxes are paid on a calendar year.

LSU #: VAFA11-1518

Form 548 (9/73)

Commitment

COMMITMENT FOR TITLE INSURANCE

Issued by

FIRST AMERICAN TITLE INSURANCE COMPANY, herein called the Company, for valuable consideration, hereby commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest covered hereby in the land described or referred to in Schedule A, upon payment of the premiums and charges therefor; all subject to the provisions of Schedules A and B and to the Conditions and Stipulations hereof.

This Commitment shall be effective only when the identity of the proposed insured and the amount of the policy or policies committed for have been inserted in Schedule A hereof by the Company, either at the time of the issuance of this Commitment or by subsequent endorsement.

This Commitment is preliminary to the issuance of such policy or policies of title insurance and all liability and obligations hereunder shall cease and terminate six (6) months after the effective date hereof or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue such policy or policies is not the fault of the Company. This Commitment shall not be valid or binding until countersigned by an authorized officer or agent.

IN WITNESS WHEREOF, the Company has caused this Commitment to be signed and sealed, to become valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws. This Commitment is effective as of the date shown in Schedule A as “Effective Date.”

First American Title Insurance Company
BY	PRESIDENT
ATTEST	SECRETARY

LSU #: VAFA11-1518

COMMITMENT

Conditions and Stipulations

1.	The term “mortgage,” when used herein, shall include deed of trust, trust deed, or other security instrument.

2.

If the proposed Insured has or acquires actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclosure such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions and Stipulations.

3.

Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate of interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the Insuring provisions, exclusion from coverage, and the Conditions and Stipulations of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4.

Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the title to the estate or interest or the lien of the insured mortgage covered hereby or any action asserting such claim, shall be restricted to the provisions and conditions and stipulations of the Commitment.

COMMITMENT OF TITLE INSURANCE

LSU #: VAFA11-1518

First American Title Insurance Company

HOME OFFICE: SANTA ANA      CALIFORNIA

Exhibit C

Service Contracts

13820 Sunrise Valley Drive

Vendor Contracts

As of 11/18/2011

Owner: BAP--Brandywine Acquisition Partners LP Contract Type Vendor Name	Contract Status	Start Date	Expire Date?	Termination Gen Cause Days	Pay Freq	Pay Amount	Annual Bldg Contract

Elevators Otis Elevator Company, Inc.	Active	1/1/2010	12/31/2015	30	A	40,597.35	40,597.35

Fire Alarms/Security Commercial Protection Systems, Inc.	Active	1/1/2011	12/31/2011	30	Q	4,342.50	17,370.00

Generator Service Malone Emergency Generator Svc, LLC	Active	10/1/2010	9/30/2012	30	Q	734.50	2,938.00

Janitorial Cleaning Palm Facility Services	M-T-M	11/1/2011	10/31/2012	30	M	23,613.98	283,367.76

Landscaping KCS Landscape Management, Inc.	Active	1/1/2010	12/31/2011	30	M	3,880.83	46,570.00

Marble Floor & Metal Maintenance Flynn Architecturl Finishes, Inc. (stone) Flynn Architecural Finishes, Inc. (wood)	Active Active	1/1/2010 1/1/2010	12/31/2012 12/31/2012	30 30	Bi-Annual Bi-Annual	2,365.00 1,730.00	4,730.00 3,460.00

Exterior Metal Flynn Architectural Finishes, Inc.	Active	1/1/2010	12/31/2012	30	M	1,029.00	12,348.00

Other Cox Communications	Active	6/1/2011	5/31/2012	30	M	567.00	6,804.00

Pest Control Triple S Termite & Pest Control	Active	8/1/2010	7/31/2012	30	M	56.65	679.80

Paper Recycling Waste Management of Northern VA	M-T-M	10/1/2009	9/30/2011	30	M	161.00	1,932.00

Security - Alarm Response Security & Energy Tech. Corp. Setec	Active	8/1/2011	7/31/2013	30	M	78.00	936.00

Snow Removal Tobon Lawn Care & Maintenance	Active	1/1/2011	12/31/2011	30	M	As Needed	0.00

Trash Removal Waste Management of Northern VA	M-T-M	10/1/2009	9/30/2011	30	M	433.00	5,196.00

Water Treatment Nalco	Active	1/1/2011	12/31/2011	30	Q	3,306.45	12,320.00

Window Washing Valcourt Building Services	Active	12/1/2009	11/30/2011	30	A	12,700.00	12,700.00

MTM = Month to month following original term expiration

Exhibit D

Litigation

None

Exhibit E

Schedule of Leases

Time Warner Cable

Document	Date
Lease	July 22, 2008
First Amendment	September 29, 2008
Second Amendment	January 12, 2009
Third Amendment	July 21, 2009
Fourth Amendment	September 9, 2009

Dulles Corner Cafe

Document	Date
Lease	July 7, 2009
First Amendment	November 3, 2009

Exhibit F

Diligence Materials

1. Leases
a. Dulles Corner Café
i. Lease
ii. First Amendment
iii. Security Deposit Confirmation
iv. Tenant Correspondence
v. Certificate of Insurance
b. Time Warner Cable
i. Lease
ii. First Amendment
iii. Second Amendment
iv. Fourth Amendment
v. Lease Abstract
vi. TWC Termination Penalty Calculation
vii. Tenant Correspondence
viii. Certificate of Insurance
2. Survey
a. Dated: November 1, 2011
3. Title
a. Commitment Dated: October 13, 2011
b. Affiliated Documents
4. Financials
a. 2012 Budget
b. Opex Comparison: 2011 Forecast vs. 2012 Budget
c. Historical Operating Statement
d. CAM Rec’s & Estimates
i. 2010 CAM Reconcilation
ii. 2011 Cam Estimate
iii. 2011 Cam Reconciliation (Time Warner FY)
e. List of Employees On-Site
f. Certificates of Property and Liability Insurance
g. Utilities Invoices
h. General Ledger (2010 – 2011)
i. Tenant Ledgers (2010 – 2011)
5. BOMA Calcs
a. Floor Plans

i. Dated: December 21, 2007 & July 8, 2009
	b.	BOMA Rental Area Calculations
i. Dated: December 21, 2007
6.	Aged Delinquency
	a.	Dated: November 15, 2011
7.	Tax Bills
	a.	2009 Tax Refund – County
		i.	Associated Fees
	b.	2010 Tax Bill
	c.	2011 Tax Bill
8.	Stacking Plan
	a.	Dated: September 28, 2011
9.	Service Contracts
	a.	See Schedule C
10.	Rent Roll
	a.	Dated: November 15, 2011
11.	Physical Review/Reports
	a.	Phase I Environmental Site Assessment
		i.	Dated: October 2, 2011
	b.	Floor Plans
	c.	Site Plan
	d.	CAD Drawings
	e.	Architectural Plans for Tenant Buildout
	f.	Landlord’s Work: Scope of Work
	g.	Parking Plans
	h.	HVAC, Plumbing and Electrical – Outline Specifications
		i.	Dated: March 7, 2001
	i.	Development Plan – Outline Specifications
		i.	Dated: June, 2006
	j.	LEED Certifications
		i.	Certificate
1. Dated: August, 2009
		ii.	Time Warner Cable Checklist
	k.	Certificates of Occupancy
	l.	Code/Fire & Safety, Elevator Inspection Reports
	m.	List of Open Construction Permits and Obligations
	n.	Property Maintenance Reports
	o.	Copies of all Operation and Maintenance Manuals

F-2

	p.	Fire Pump Test Reports
	q.	Infared Test Results
12.	Zoning
	a.	Zoning Verification Letter
i. Dated: January 4, 2006
13.	Dulles Café Additional Rent
	a.	Historical Billings (2010-2011)
	b.	Gross Sales Reports
14.	Time Warner Termination Payment Calculation
15.	Miscellaneous
	a.	Marketing Materials (Brochures, Flyers, Aerial Photos)

F-3

Exhibit G

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

TO:

RE:	13820 Sunrise Valley Drive, Herndon, Virginia

The following capitalized terms shall be defined as follows for use in this Estoppel Certificate:

Lease:	Lease dated as of , as amended by that
certain

Tenant:	, a

Landlord:	, a

Premises:	_______________________________________________

Square Footage of Premises:	_______________________________________________

Security Deposit:	_______________________________________________

Lease Commencement Date:	_______________________________________________

Term:	_______________________________________________

Expiration Date:	_______________________________________________

Monthly Base Rent:	$

Monthly Operating Charges:	$

Base Year	_______________________________________________

Option to Renew:	_______________________________________________

Option to Purchase:	_______________________________________________

Option to Expand:	_______________________________________________

Right of First Refusal:	_______________________________________________

Right of First Opportunity:	_______________________________________________

Option to Terminate:	_______________________________________________

Tenant hereby certifies to                                 , a                                  (the “Buyer”), the Buyer’s lender and to Landlord, the following information with respect to the Lease, and Tenant agrees that Landlord, Buyer and Buyer’s lender may rely upon the same:

1.        To Tenant’s knowledge, the defined terms set forth above are accurate.

2.        The Lease is in full force and effect and has not been modified or amended, except as set forth above in the definition of Lease.

3.        To Tenant’s knowledge, Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by Tenant and asserts no claim against Landlord under the Lease in regard to the Premises occupied by Tenant, except                                         .

4.        There is no Event of Default or Landlord Default under the Lease and, to Tenant’s knowledge, no event has occurred that, with the passage of time or the giving of notice, or both, would constitute an Event of Default or Landlord Default under the Lease, except                                 .

5.        All Monthly Base Rent has been paid through                                 . All Monthly Operating Charges have been paid through                                 . No rent under the Lease has been paid more than one month in advance of its due date except for any security deposits referenced herein.

6.        Tenant paid the Security Deposit to Landlord. (To Tenant’s knowledge,) Landlord currently holds the Security Deposit.

7.        Tenant has accepted possession of the Premises and there are no unfinished tenant improvements required to be completed by Landlord as of the date hereof or any outstanding and unpaid tenant improvement allowances owing to Tenant as of the date hereof, except                                         .

8.        Except as set forth above in the definition section, Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises leased by Tenant under the Lease.

9.        Except as set forth above in the definition section, Tenant possesses no option to renew this Lease, option to purchase a portion or all of the Premises, option to expand the Premises, right of first refusal to lease other space or option to terminate the Lease.

10.      There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, insolvency or fraudulent conveyance laws of the United States or any state thereof.

11.      Tenant recognizes and acknowledges it is executing this Estoppel Certificate with the intent that Landlord, Buyer and Buyer’s lenders may rely hereon.

G-2

12.      The undersigned individual is duly authorized to execute this Estoppel Certificate on behalf of Tenant.

Dated:                                 , 201    .

Very truly yours,

By:
Name:
Its:

G-3

Exhibit H

Seller’s Capital Lease Obligations

None

Exhibit I

Environmental Report

Exhibit J

Rent Roll

Database: BRT_PROD				Rent Roll South Lake At Dulles Corner 11/15/2011												Page: 1 Date: 11/15/2011 Time: 15:55
Bldg ID	Suite ID	Lease ID				--- Rent Dates ---		GLA	Monthly	Annual	Monthly	Expense Stop	Monthly		--- Future Rent Increases ---
			Tenant Name		SIC Code/Description	Start	Expire	Square Footage	Base Rent	Rate PSF	Cost Recovery		Other Inc	Cat	Date	Monthly Amount	PSF

Occupied Suites

365	-110	009267	Dulles Corner Cafe, LLC		5812 EATING PLACES	10/12/2009	10/31/2019	1,341	1,837.17	16.44	26.81		1,000.00	R	10/1/2012	1,893.05	16.94
														R	10/1/2013	1,950.04	17.45
														R	10/1/2014	2,008.15	17.97
														R	10/1/2015	2,068.49	18.51
														R	10/1/2016	2,129.96	19.06
														R	10/1/2017	2,193.65	19.63
														R	10/1/2018	2,259.59	20.22

365	-300	008507	Time Warner Cable, Inc.		4841 CABLE & OTHER PAY TV	8/1/2009	7/31/2019	27,987	75,914.74	32.55	372.62			R	8/1/2012	77,523.99	33.24
														R	8/1/2013	79,179.89	33.95
														R	8/1/2014	80,882.43	34.68
														R	8/1/2015	82,608.30	35.42
														R	8/1/2016	84,380.81	36.18
														R	8/1/2017	86,176.64	36.95
														R	8/1/2018	88,019.12	37.74
		Additional Space	365	-100	008508	6/5/2009	7/31/2019	9,957	27,008.36	32.55	132.62			R	8/1/2012	27,580.89	33.24
														R	8/1/2013	28,170.01	33.95
														R	8/1/2014	28,775.73	34.68
														R	8/1/2015	29,389.75	35.42
														R	8/1/2016	30,020.36	36.18
														R	8/1/2017	30,659.26	36.95
														R	8/1/2018	31,314.77	37.74
		Additional Space	365	-1000	009199	6/5/2009	7/31/2019	27,384	74,279.10	32.55	364.80			R	8/1/2012	75,853.68	33.24
														R	8/1/2013	77,473.90	33.95
														R	8/1/2014	79,139.76	34.68
														R	8/1/2015	80,828.44	35.42
														R	8/1/2016	82,562.76	36.18
														R	8/1/2017	84,319.90	36.95
														R	8/1/2018	86,122.68	37.74
		Additional Space	365	-125	008797	6/16/2009	7/31/2019	4,017	10,896.11	32.55	53.69			R	8/1/2012	11,127.09	33.24
														R	8/1/2013	11,364.76	33.95
														R	8/1/2014	11,609.13	34.68
														R	8/1/2015	11,856.85	35.42
														R	8/1/2016	12,111.26	36.18
														R	8/1/2017	12,369.01	36.95
														R	8/1/2018	12,633.47	37.74
		Additional Space	365	-175	009401	6/5/2009	7/31/2019	1,745	4,733.31	32.55	23.47			R	8/1/2012	4,833.65	33.24
														R	8/1/2013	4,936.90	33.95
														R	8/1/2014	5,043.05	34.68
														R	8/1/2015	5,150.66	35.42
														R	8/1/2016	5,261.18	36.18
														R	8/1/2017	5,373.15	36.95
														R	8/1/2018	5,488.03	37.74
		Additional Space	365	-200	008796	8/1/2009	7/31/2019	27,987	75,914.74	32.55	372.62			R	8/1/2012	77,523.99	33.24
														R	8/1/2013	79,179.89	33.95
														R	8/1/2014	80,882.43	34.68

Database: BRT_PROD				Rent Roll												Page: 2 Date: 11/15/2011 Time: 15:55
				South Lake At Dulles Corner
				11/15/2011
Bldg ID	Suite ID	Lease ID					--- Rent Dates ---		GLA	Monthly	Annual	Monthly Cost Recovery	Expense Stop	Monthly		--- Future Rent Increases ---
			Tenant Name			SIC Code/Description	Start	Expire	Square Footage	Base Rent	Rate PSF			Other Inc	Cat	Date	Monthly Amount	PSF

															R	8/1/2015	82,608.30	35.42
															R	8/1/2016	84,380.81	36.18
															R	8/1/2017	86,176.64	36.95
															R	8/1/2018	88,019.12	37.74
			Additional Space	365	-400	009200	6/19/2009	7/31/2019	21,758	59,018.58	32.55	289.78			R	8/1/2012	60,269.66	33.24
															R	8/1/2013	61,557.01	33.95
															R	8/1/2014	62,880.62	34.68
															R	8/1/2015	64,222.36	35.42
															R	8/1/2016	65,600.37	36.18
															R	8/1/2017	66,996.51	36.95
															R	8/1/2018	68,428.91	37.74
			Additional Space	365	-450	009201	8/1/2009	7/31/2019	6,229	16,896.16	32.55	82.85			R	8/1/2012	17,254.33	33.24
															R	8/1/2013	17,622.88	33.95
															R	8/1/2014	18,001.81	34.68
															R	8/1/2015	18,385.93	35.42
															R	8/1/2016	18,780.44	36.18
															R	8/1/2017	19,180.13	36.95
															R	8/1/2018	19,590.21	37.74
			Additional Space	365	-500	009202	6/5/2009	7/31/2019	27,987	75,914.74	32.55	372.62			R	8/1/2012	77,523.99	33.24
															R	8/1/2013	79,179.89	33.95
															R	8/1/2014	80,882.43	34.68
															R	8/1/2015	82,608.30	35.42
															R	8/1/2016	84,380.81	36.18
															R	8/1/2017	86,176.64	36.95
															R	8/1/2018	88,019.12	37.74
			Additional Space	365	-600	009203	6/19/2009	7/31/2019	27,987	75,914.74	32.55	372.62			R	8/1/2012	77,523.99	33.24
															R	8/1/2013	79,179.89	33.95
															R	8/1/2014	80,882.43	34.68
															R	8/1/2015	82,608.30	35.42
															R	8/1/2016	84,380.81	36.18
															R	8/1/2017	86,176.64	36.95
															R	8/1/2018	88,019.12	37.74
			Additional Space	365	-700	009204	6/12/2009	7/31/2019	27,603	74,873.14	32.55	367.65			R	8/1/2012	76,460.31	33.24
															R	8/1/2013	78,093.49	33.95
															R	8/1/2014	79,772.67	34.68
															R	8/1/2015	81,474.86	35.42
															R	8/1/2016	83,223.05	36.18
															R	8/1/2017	84,994.24	36.95
															R	8/1/2018	86,811.44	37.74
			Additional Space	365	-800	009205	6/26/2009	7/31/2019	27,603	74,873.14	32.55	367.65			R	8/1/2012	76,460.31	33.24
															R	8/1/2013	78,093.49	33.95
															R	8/1/2014	79,772.67	34.68
															R	8/1/2015	81,474.86	35.42
															R	8/1/2016	83,223.05	36.18
															R	8/1/2017	84,994.24	36.95
															R	8/1/2018	86,811.44	37.74
			Additional Space	365	-900	009206	6/12/2009	7/31/2019	27,384	74,279.10	32.55	364.80			R	8/1/2012	75,853.68	33.24
															R	8/1/2013	77,473.90	33.95

J-2

Database:		BRT_PROD			Rent Roll South Lake At Dulles Corner 11/15/2011										Page: Date: Time:	3 11/15/2011 15:55

Bldg	Suite	Lease			--- Rent Dates ---		GLA Square	Monthly	Annual	Monthly Cost	Expense	Monthly		--- Future Rent Increases ---
ID	ID	ID	Tenant Name	SIC Code/Description	Start	Expire	Footage	Base Rent	Rate PSF	Recovery	Stop	Other Inc	Cat	Date	Monthly Amount	PSF

													R	8/1/2014	79,139.76	34.68
													R	8/1/2015	80,828.44	35.42
													R	8/1/2016	82,562.76	36.18
													R	8/1/2017	84,319.90	36.95
													R	8/1/2018	86,122.68	37.74
			Additional Space 365 -S-1	008795	6/16/2009	7/31/2019	1,271	1,657.60	15.65				R	8/1/2012	1,693.61	15.99
													R	8/1/2013	1,729.62	16.33
													R	8/1/2014	1,766.69	16.68
													R	8/1/2015	1,804.82	17.04
													R	8/1/2016	1,844.01	17.41
													R	8/1/2017	1,883.20	17.78
													R	8/1/2018	1,924.51	18.17

						Total	266,899	722,173.56	32.47	3,537.79		0.00

			Totals: Occupied Sqft:			100.00%	268,240	724,010.73		3,564.60		1,000.00
			Vacant Sqft:			0.00%	0	( 0 Units)
			Total Sqft:				268,240	( 15 Units)

			Leased/Unoccupied Sqft:				0	0.00		0.00		0.00

Total South Lake At Dulles Corner: Occupied Sqft:						100.00%	268,240	724,010.73		3,564.60		1,000.00
			Vacant Sqft:			0.00%	0	( 0 Units)
			Total Sqft:				268,240	( 15 Units)
			Leased/Unoccupied Sqft:				0	0.00		0.00		0.00

			Grand Total: Occupied Sqft:			100.00%	268,240	724,010.73		3,564.60		1,000.00
			Vacant Sqft:			0.00%	0	( 0 Units)
			Total Sqft:				268,240	( 15 Units)
			Leased/Unoccupied Sqft:				0	0.00		0.00		0.00

J-3

Exhibit K

Form of Deed

[PREPARED OUTSIDE THE COMMONWEALTH OF VIRGINIA]

AFTER RECORDATION,

PLEASE RETURN TO:

Attn:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of                                 , 201    , by and between BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership, as grantor (“Grantor”), and                                 , a                                 , as grantee (“Grantee”).

WITNESSETH:

That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant, bargain, sell and convey, with Special Warranty, unto said Grantee, that certain property described in Exhibit A attached hereto, together with all improvements thereon, rights and appurtenances pertaining to such property including, without limitation, all of Grantor’s right, title and interest in and to all of the easements, licenses, rights of way, privileges, hereditaments, appurtenances, and rights to any land lying in the beds of any street, road or avenue, open or proposed, adjoining thereto, and inuring to the benefit of said property (collectively, the “Property”).

TO HAVE AND TO HOLD the Property, together with each and every title, right, privilege, appurtenance and advantage thereunto belonging, or in anywise appertaining, unto and for the use, benefit and behoof of Grantee, its successors and assigns, in fee simple forever.

This conveyance is made subject to easements, conditions, encumbrances and restrictions of record insofar as they may lawfully affect the Property.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed on its behalf by BDN Properties I Inc., a Delaware corporation, the general partner of Brandywine Acquisition Partners LP, the grantor named herein.

GRANTOR

BRANDYWINE ACQUISITION PARTNERS LP,
a Delaware limited partnership

By:	BDN PROPERTIES I INC., a Delaware corporation its general partner

By:	[SEAL]

Name:

Title:

GRANTEE’S ADDRESS

STATE OF	)

) ss:
COUNTY OF	)

I,                                         , the undersigned notary public in and for the jurisdiction aforesaid, do certify that                                         , who is named as the                                          of BDN Properties I Inc., a Delaware corporation, the general partner of Brandywine Acquisition Partners LP, a Delaware limited partnership, the named Grantor in the foregoing and attached instrument, dated as of                                 , 201    , personally appeared before me on the          day of                                  201    , and said                                          being personally well known to me as (or satisfactorily proven to be) the person who executed the foregoing instrument and acknowledged said instrument to be the act and deed of said corporation and said limited partnership, and that s/he delivered the same as such before me in the jurisdiction aforesaid.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

[Notarial Seal]

K-2

Exhibit A

Legal Description of Property

K-3

Exhibit L

Form of Bill of Sale

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made as of                                     , 201    , from BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership (“Assignor”), to                                 , a                                  (“Assignee”).

RECITALS

A.        Concurrently with the execution and delivery of this Bill of Sale, Assignor is conveying to Assignee, by Special Warranty Deed (the “Deed”), that certain tract of land (the “Land”) more particularly described on Attachment A attached hereto and made a part hereof for all purposes, together with all of the improvements located thereon (the “Improvements”).

B.        Assignor desires to sell, assign, transfer and convey to Assignee, and Assignee desires to accept and obtain, the Assigned Properties (hereinafter defined), subject to the terms and conditions set forth herein.

C.        Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Agreement of Sale, dated                                 , 2011, between Assignor and Assignee (the “Purchase Agreement”), pertaining to the sale of certain property commonly known as 13820 Sunrise Valley Drive, Herndon, Virginia.

NOW, THEREFORE, in consideration of the receipt of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER, and DELIVER to Assignee, good and marketable title in and to the following (collectively, the “Assigned Properties”):

(a)        all equipment, fixtures, machinery and personalty of every description attached to or specifically used in connection with the Premises (collectively, the “FF&E”); and

(b)        all of Assignor’s rights, claims, and causes of action if any, to the extent they are assignable, under any warranties and/or guarantees of manufacturers, contractors or installers with respect to the FF&E.

Assignee acknowledges that Assignor makes no other representation or warranty with respect to the Assigned Properties and that Assignor’s interest in the Assigned Properties is being transferred in its “as is” “where is” condition, with all faults.

This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

[signature page follows]

EXECUTED to be effective as of date set forth above.

ASSIGNOR

BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership
By:	BDN PROPERTIES I INC., a Delaware corporation its general partner

By:	[SEAL]

Name:
Title:

ASSIGNEE
,
a

By:	[SEAL]

Name:
Title:

List of Attachments:

Attachment A – Description of the Land

Attachment A

Description of the Land

Exhibit M

Form of Assignment of Contract Documents and Other Personal Property

ASSIGNMENT AND ASSUMPTION AGREEMENT-

CONTRACT DOCUMENTS AND OTHER PERSONAL PROPERTY

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT-CONTRACT DOCUMENTS AND OTHER PERSONAL PROPERTY (this “Agreement”) is made as of                                 , 201     between BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership (“Assignor”), and                                 , a                                  (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.        Certain Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Agreement of Sale, dated as of                                 , 2011, between Assignor and Assignee (the “Purchase Agreement”), pertaining to the sale of certain property commonly known as 13820 Sunrise Valley Drive, Herndon, Virginia (the “Real Property”).

2.        Grant.  Assignor hereby grants, bargains, sells, conveys, assigns, and transfers to Assignee, and Assignee hereby takes, purchases, receives and accepts all of Assignor’s right, title and interest in, to and under all intangible property owned or held by Assignor in connection with the Real Property and the Personal Property including, without limitation, Licenses, Contract Documents and Service Contracts (collectively, the “Assigned Interests”).

3.        Assignor Indemnification.  Assignor shall be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) and/or required to be performed by Assignor prior to the Closing, and Assignor shall indemnify, defend and protect Assignee from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignee arising from such obligations.

4.        Assignee’s Assumption and Indemnification.   Assignee assumes and agrees to be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) and/or required to be performed by Assignor (but for this Agreement) from and after the Closing, and Assignee shall indemnify, defend and protect Assignor from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignor arising from such obligations.

5.        Counterparts. This Agreement may be executed in one or more counterparts, and each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.        Exculpation. Any provision of this Agreement to the contrary notwithstanding, neither Assignor nor Assignee shall have any right to seek recourse against the partners, members, officers, directors, shareholders, employees, agents (or any of them) of Assignor or Assignee, respectively, or any of their personal assets, for satisfaction of any obligation or award hereunder.

8.        Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Virginia, without regard to the choice of law provisions thereof.

[signature page follows]

M-2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement under seal as of the day and year first above stated.

ASSIGNOR

BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership

By:	BDN PROPERTIES I INC., a Delaware corporation its general partner

By:	[SEAL]

Name:
Title:

ASSIGNEE
,
a

By:	[SEAL]

Name:
Title:

M-3

Exhibit N

Form of Assignment of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Agreement”) is made as of                                 , 201     between BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership (“Assignor”), and                                 , a                                  (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.        Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Agreement of Sale, dated                                 , 2011, between Assignor and Assignee (the “Purchase Agreement”), pertaining to the sale of certain property commonly known as 13820 Sunrise Valley Drive, Herndon, Virginia (the “Real Property”).

2.        Grant.  Assignor hereby grants, bargains, sells, conveys, assigns, and transfers to Assignee, and Assignee hereby takes, purchases, receives and accepts all of Assignor’s right, title and interest in, to and under the Leases and the Security Deposits (collectively, the “Assigned Interests”).

3.        Assignor Indemnification. Assignor shall be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) and/or required to be performed by Assignor under the Leases prior to the Closing, and Assignor shall indemnify, defend and protect Assignee from and against all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignee arising from such obligations.

4.        Assignee’s Assumption and Indemnification.  Assignee assumes and agrees to be responsible for the full and timely performance of all obligations of Assignor with respect to the Assigned Interests to the extent such obligations arise from any event, act or omission occurring (or alleged to have occurred) and/or required to be performed by Assignor (but for this Agreement) under the Leases from and after the Closing, and Assignee shall indemnify, defend and protect Assignor from and against all claims, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs, whether suit is instituted or not) hereafter made against or incurred by Assignor arising from such obligations.

5.        Counterparts. This Agreement may be executed in one or more counterparts, and each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.        Exculpation. Any provision of this Agreement to the contrary notwithstanding, neither Assignor nor Assignee shall have any right to seek recourse against the partners, members, officers, directors, shareholders, employees, agents (or any of them) of Assignor or Assignee, respectively, or any of their personal assets, for satisfaction of any obligation or award hereunder.

7.        Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Virginia, without regard to the choice of law provisions thereof.

[signature page follows]

N-2

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease under seal as of the day and year first above stated.

ASSIGNOR

BRANDYWINE ACQUISITION PARTNERS LP,
a Delaware limited partnership

By:	BDN PROPERTIES I INC., a Delaware corporation its general partner

By:	[SEAL]

Name:
Title:

ASSIGNEE
,

a

By:	[SEAL]

Name:
Title:

N-3

Exhibit O

Form of Seller’s Certificate

SELLER’S CLOSING CERTIFICATE

THIS SELLER’S CLOSING CERTIFICATE (this “Certificate”), dated                                 , 201    , is from BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership (“Seller”), for the benefit of                                 , a                                  (“Purchaser”), and is delivered in connection with a certain Agreement of Sale, dated                                     , 2011 (as amended from time to time, the “Agreement”), between Seller, as seller, and Purchaser, as purchaser.

In accordance with the terms of the Agreement, Seller hereby certifies to Purchaser that Seller’s representations and warranties set forth in Section 5 of the Agreement are true and correct in all material respects as of the Closing Date (as defined in the Agreement), as if such representations and warranties were made on and as of the Closing Date, subject to the qualifications, limitations and other terms and provisions of the Agreement applicable to such representations and warranties and also subject to the matters expressly disclosed in Schedule A-Exceptions to Representations and Warranties attached to this Certificate.

BRANDYWINE ACQUISITION PARTNERS LP,
a Delaware limited partnership
By:	BDN PROPERTIES I INC., a Delaware corporation its general partner

By:	[SEAL]

Name:
Title:

Schedule A

Exceptions to Representations and Warranties

O-2